Exhibit 10.01

                        HISPANO TELEVISION VENTURES
                 2426 ARBUCKLE COURT, DALLAS, TEXAS  75229
                     972-488-2959   972-488-2956 (FAX)

                                    AGREEMENT
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TO WHOM IT MAY CONCERN:

This shall serve as a formal agreement between Patrick Alan and Victoria O. Luckett and Victor Mantecon (principal shareholders of Hispano Television Ventures, Inc.) relative to stock disbursement.

AGREED that an account shall be established for the recovery of capital by the principals. This account shall consist of 360,000 shares of stock which shall be sold at the earliest possible date. The proceeds from 60,000 shares shall be used to help retire IRS debts incurred by Victor Mantecon. All remaining proceeds from the sale of this stock (60,000 shares) will be disbursed to Victor Mantecon. The remaining 300,000 shares shall be used for partial capital recovery of Patrick Alan and Victoria O. Luckett.

This Agreement will not affect the original voting status of either party. Patrick Alan and Victoria O. Luckett and Victor Mantecon shall maintain equal voting rights proportional to 1,360,000 shares.

Signed this   9th   day of     June    , 1998.
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/s/ Victor Mantecon
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VICTOR MANTECON, President


/s/ Patrick A. Luckett
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PATRICK ALAN LUCKETT, Vice President, CFO


/s/ Victoria O. Luckett
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VICTORIA O. LUCKETT, Secretary/Treasurer